Exhibit 32.1
ADDITIONAL CERTIFICATIONS
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bradley L. Mallory Bradley L. Mallory President, Chief Executive Officer and Director	Date: November 9, 2009
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Zugay Michael J. Zugay Executive Vice President and Chief Financial Officer	Date: November 9, 2009
     These additional certifications are being furnished solely pursuant to 18 U.S.C. Section 1350, and are not being filed as part of the Report or as a separate disclosure document.